News Release

Contact: Leigh Nixon Public Relations Quantum Corp. (408) 944-6538 leigh.nixon@quantum.com Audrey Krat Investor Relations Quantum Corp. (408) 944-4455 audrey.krat@quantum.com	For Release: Oct. 28, 2002 1:00 p.m. PST

QUANTUM CORPORATION Achieves revenue Growth across all businesses in FISCAL SECOND QUARTER

Milpitas, Calif., Oct. 28, 2002 – Quantum Corp. (NYSE:DSS), a leading provider of data protection systems, today announced that revenue for the fiscal second quarter (FQ2) 2003, ended Sept. 29, 2002, increased sequentially to $204 million, from $202 million in the prior quarter.  These figures exclude results from the company’s network attached storage (NAS) business, which it has since sold.  Excluding the NAS results, Quantum’s pro forma net loss for FQ2 was $11 million, or 7 cents per share.  With the NAS results included, the company’s FQ2 revenue was $215 million, and the pro forma net loss was $13 million, or 8 cents per share.  On a GAAP basis, with the NAS business treated as a discontinued operation, Quantum announced a net loss of $111 million, or 71 cents per share.  This loss included goodwill and intangible asset write-downs and charges associated with the company’s cost reduction efforts and restructuring actions.  For a reconciliation of pro forma to GAAP results, please see the table below.

“With sequential revenue improvements across all our businesses in fiscal Q2, Quantum made progress toward the goal of renewed profitability in the fiscal fourth quarter,” said Rick Belluzzo, CEO of Quantum.  “We began to see a greater revenue contribution from products launched earlier this year, and we took decisive steps to ensure our continued momentum in further growing revenue and reducing spending over the next two quarters.”

These steps included Quantum’s decisions to acquire Benchmark Storage Innovations, outsource much of Quantum’s manufacturing, sell its NAS business, and implement restructuring actions to reduce the company’s operating expenses by 20 percent.  With these steps, Quantum is also able to increase its focus and leadership in its core business of data protection, where there are significant long-term growth opportunities.

Excluding NAS sales, September quarter revenue in the Storage Solutions Group was $51 million (or $62 million with NAS included).  One of the highlights for SSG in FQ2 was a 20 percent sequential increase in OEM sales.  In addition, SSG channel sales continued to show solid growth in FQ2, reflecting the benefits of the refocused channel strategy the group launched in April.  Another positive for the September quarter was the 10 percent sequential increase in revenues from Quantum’s tape automation line, as its newer products -- including the ATL P7000, ATL M2500 and Quantum SuperLoader™ -- gained traction.

FQ2 revenue in the DLTtape™ Group was $163 million, comprised of $69 million in tape drive revenue and $94 million in total tape media revenue.  In the September quarter, DLTG saw a      2 percent sequential increase in overall tape drive shipments.  Another highlight for DLTG in FQ2 was a 20 percent increase in shipments of its Super DLTtape— drives, which partly reflected the momentum behind the SDLT 320.  The SDLT 320 is the industry’s highest-capacity midrange tape drive and is currently shipping through HP, Overland Storage, Qualstar, StorageTek, Tandberg, and Quantum, with all remaining major systems OEMs and tape automation partners in qualification and expected to begin shipping the SDLT 320 in the next few months.

In setting its fiscal Q3 expectations, however, the company said it continuesto see sluggishness in customer buying behavior and overall uncertainty in the broader IT spending environment.  In addition, the Benchmark revenue included in Quantum’s December quarter results will only be realized after the acquisition closes later this quarter.

“Based on these considerations, we currently expect Quantum’s fiscal Q3 revenues to be relatively flat to slightly up on a sequential basis, excluding the discontinued NAS operations,” said Belluzzo.  “We also expect pro forma gross margins to be relatively flat to slightly up on a sequential basis and pro forma operating expenses to continue to decline due to our restructuring actions.  As a result, we expect our pro forma earnings per share to track toward break-even performance for fiscal Q3, excluding special charges.

“With the revenue growth we experienced this quarter in all of our businesses and many of the restructuring actions taking effect in the next two quarters, we continue to believe we can achieve our goal of renewed profitability in fiscal Q4.  Quantum’s leadership in data protection is strengthening as we expand our tape drive business through the Benchmark acquisition and benefit from recent OEM and channel customer wins in our tape automation business.”

About Pro Forma Earnings Per Share

Quantum has historically reported pro forma earnings per share and given guidance based on GAAP earnings adjusted for any special charges.  Effective fiscal Q1 of 2003, the company began reporting pro forma earnings per share defined as GAAP earnings adjusted for special charges, acquisition-related expenses -- including amortization of intangibles -- and other significant one-time charges.

QUANTUM CORPORATION
GAAP TO PRO FORMA NET LOSS RECONCILIATION
DISCONTINUED OPERATIONS VIEW

	Three months	Six months
	ended	ended

	September 29, 2002

GAAP net loss	$(111,444)	$(242,327)

Adjusting items:

Restructuring related
Special charges	14,096	14,720

Investment related
Equity investment write-downs	-	17,061

Acquisition and divestiture related
Results of NAS discontinued operations, net of income taxes	2,884	12,137
Impairment of NAS net assets, net of income taxes	16,491	16,491

Other
Cumulative effect of an accounting change (SFAS No. 142 adjustment)	-	94,298
Goodwill impairment	58,689	58,689
Amortization of intangible assets	2,894	5,621

Income tax expense related to outsourced manufacturing	10,293	10,293
Income tax effect related to all other charges	(4,803)	(6,076)

Pro forma net loss	$(10,900)	$(19,093)

Pro forma net loss per share	$(0.07)	$(0.12)

QUANTUM CORPORATION
GAAP TO PRO FORMA NET LOSS RECONCILIATION
CONSOLIDATED VIEW

	Three months	Six months
	ended	ended

	September 29, 2002

GAAP net loss	$(111,444)	$(242,327)

Adjusting items:

Restructuring related
Special charges	14,168	19,053

Investment related
Equity investment write-downs	-	17,061

Acquisition and divestiture related
Impairment of NAS net assets, net of income taxes	16,491	16,491

Other
Cumulative effect of an accounting change (SFAS No. 142 adjustment)	-	94,298
Goodwill impairment	58,689	58,689
Amortization of intangible assets	4,259	8,351

Income tax expense related to outsourced manufacturing	10,293	10,293
Income tax effect related to all other charges	(5,349)	8,760)

Pro forma net loss	$(12,983)	$(26,851)

Pro forma net loss per share	$(0.08)	$(0.17)

Conference Call

Quantum will hold a conference call at 2:00 p.m. PDT. Press and industry analysts are invited to attend in listen-only mode.  Dial-in numbers: 800-218-0204 (US), 303-262-2144 (International).  Quantum will provide a live audio Webcast of the conference call beginning at 2:00 p.m. PDT.  Webcast sites: http://investors.quantum.com/ or http://investors.quantum.com/medialist.cfm

About Quantum

Quantum Corp. (NYSE:DSS), founded in 1980, is a global leader in data protection, meeting the needs of business customers with enterprise-wide storage solutions and services. Quantum is the world's largest supplier of tape drives, and its DLTtape™ technology is the standard for backup, archiving, and recovery of mission-critical data.  Quantum is also a leader in the design, manufacture and service of automated tape libraries used to manage, store and transfer data.  This year, the company expanded into the area of disk-based backup, with a solution that emulates a tape library and is optimized for data protection.  Quantum sales for the fiscal year ending March 31, 2002, were approximately $1.1 billion. Quantum Corp., 501 Sycamore Dr., Milpitas, CA 95035, (408) 944-4000, www.quantum.com.

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Quantum and the Quantum logo are trademarks of Quantum Corporation, registered in the United States and other countries. DLTtape, Super DLTtape,, and SuperLoader are trademarks of Quantum Corporation. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, statements regarding: i) our anticipated fiscal Q3 2003 revenue and pro forma gross margins, operating expenses and earnings per share; ii) our expectations regarding the improvement of our financial results, including renewed profitability in Q4 FY 2003, and the reduction of our operating expenses by 20%-25%; iii) our expectations regarding the long-term growth opportunities in data protection; iv) the anticipated capabilities, revenue contribution and market penetration of current and future products; v) the expected timing of the qualification of our SDLT 320 with remaining major systems OEMs and tape automation partners; vi) continued sluggishness in customer buying behavior and overall uncertainty in the broader IT spending environment; vii) the closing of, and realization of revenue from, the Benchmark acquisition; and viii) the strengthening of our leadership in data protection are all forward-looking statements within the meaning of the Safe Harbor.  These statements are based on management's current expectations and are subject to certain risks and uncertainties. As a result, actual results may differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially from those described herein include the length and severity of the current economic downturn overall and in the DLTtape and storage solutions sectors, our ability to successfully introduce new products, competitive pricing pressure in the market for our DLT and SuperDLT products and the resulting impact on our margins, reliance on major customers, changes in technology, unforeseen technological limitations, the ability of our competitors to introduce new products that compete more successfully with our products, risks associated with international sales and operations, the ability to retain key personnel, the impact of the recent Hewlett-Packard/Compaq merger on sales of our DLT and Super DLT products, and our ability to close the Benchmark acquisition and integrate it into Quantum as planned.

More detailed information about risk factors and uncertainties relating to Quantum's business generally, including risk factors and uncertainties in addition to those described above, are set forth in Quantum's periodic filings with the Securities and Exchange Commission (the "SEC"), including, but not limited to, those described in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Trends and Uncertainties," pages 44 to 54, in our Annual Report on Form 10-K filed with the SEC on July 1, 2002, those described in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Trends and Uncertainties," pages 40 to 49, in our Quarterly Report on Form 10-Q filed with the SEC on August 14, 2002, including, for example, the risk factor on page 40 under the heading “We are exposed to general economic conditions that have resulted in significantly reduced sales levels and if such adverse economic conditions were to continue or worsen, our business, financial condition and operating results could be adversely impacted,” and those described in subsequently filed reports. Such reports contain and identify important factors that could cause actual events and results to differ materially from those contained in our projections or forward-looking statements. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.